Exhibit 99.1

DEALERTRACK HOLDINGS, INC.

4,500,000 Shares of Common Stock, Par Value $0.01 Per Share

Underwriting Agreement

October 18, 2007

Lehman Brothers Inc.

  As Representative of the

  several Underwriters listed

  in Schedule I hereto

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

DealerTrack Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 2,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, and Credit Management Solutions, Inc., a wholly owned subsidiary of First Advantage Corporation, a Delaware corporation (the “Selling Stockholder”) proposes to sell to the Underwriters an aggregate of 2,500,000 shares of the Common Stock. In addition, the Company and the Selling Stockholder propose to grant to the Underwriters options to purchase up to an aggregate of 675,000 additional shares of the Common Stock on the terms set forth in Section 2. The aggregate of 4,500,000 shares of the Common Stock to be sold by the Company and the Selling Stockholder is herein called the “Underwritten Shares” and the aggregate of 675,000 additional shares of the Common Stock to be sold by the Company and the Selling Stockholder at the Underwriters’ option is herein called the “Option Shares”. The Underwritten Shares and the Option Shares are herein referred to as the “Shares”.

The Company and the Selling Stockholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-146729), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”.

The term “Preliminary Prospectus” means the prospectus that is included in the Registration Statement (and any amendments thereto) as of the date hereof and the term “most recent Preliminary Prospectus” means the latest Preliminary Prospectus included in the Registration Statement on or prior to the date hereof. The term “Prospectus” means the final prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) in the form furnished by the Company to you in connection with the offering of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 5:30 p.m. (New York City time) on the date of this Agreement (the “Applicable Time”), the Company prepared the following information: the most recent Preliminary Prospectus and “free writing prospectuses” (as defined in Rule 405 under the Securities Act and including, without limitation, any “road show” that is a free writing prospectus pursuant to Rule 433) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares (“Issuer Free Writing Prospectus”), including any Issuer Free Writing Prospectuses that were filed by the Company with the Commission on or before the Applicable Time (“Filed Issuer Free Writing Prospectuses”) as set out on Annex G. In addition, you have informed us that the Underwriters have or will orally provide the pricing information set out on Annex F to prospective purchasers prior to confirming sales (the “Oral Pricing Information” and, collectively with the most recent Preliminary Prospectus and each Filed Issuer Free Writing Prospectus, the “Pricing Disclosure Package”). If, subsequent to the date of this Agreement, the Company and the Underwriters have determined that such Pricing Disclosure Package included an untrue statement of a material fact or omitted a statement of material fact necessary to make the information therein, in the light of the circumstances under which it was made, not misleading and have agreed to provide an opportunity to purchasers of the Shares to terminate their old purchase contracts and enter into new purchase contracts, then “Pricing Disclosure Package” will refer to the information available to purchasers at the time of entry into the first such new purchase contract.

2. Purchase of the Shares by the Underwriters. (a) The Company and the Selling Stockholder agree, severally and not jointly, to sell an aggregate of 2,000,000 Underwritten Shares and 2,500,000 Underwritten Shares, respectively, to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder at a purchase price per share of $44.544 (the “Purchase Price”) the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by the Company and the Selling Stockholder by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Company and the Selling Stockholder hereunder.

In addition, the Company and the Selling Stockholder, agree, severally and not jointly, to sell up to an aggregate of 300,000 Option Shares and 375,000 Option Shares, respectively, to the several Underwriters in accordance with the terms of this Agreement and such Underwriters shall have the option to purchase at their election up to a maximum of 675,000 Option Shares, at the Purchase Price, in the event that the Underwriters sell more shares of Common Stock than the number of Underwritten Shares. The Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company and the Selling Stockholder, at the Purchase Price, that portion of the number of Option Shares as to which such election shall have been exercised (subject to such adjustments to eliminate fractional shares as the Representative may determine) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder. Any such election to purchase Option Shares shall be made such that half of the Option Shares are purchased from the Company and half are purchased from the Selling Stockholder.

The Underwriters may exercise the option to purchase the Option Shares at any time and from time to time on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least three business days prior to the date and time of delivery specified therein, unless otherwise agreed by the parties hereto.

(b) The Company and the Selling Stockholder understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the most recent Preliminary Prospectus and the Prospectus. The Company and the Selling

Stockholder acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative with regard to payment to the Company and by the Selling Stockholder to the Representative with regard to payment to the Selling Stockholder, in the case of the Underwritten Shares at 10:00 A.M. New York City time on October 24, 2007, or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Representative, the Company and the Selling Stockholder may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the “Closing Date” and any time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as an “Additional Closing Date”, each such closing to occur at the offices of Davis Polk & Wardwell or such other place as the Underwriter, the Company and the Selling Stockholder may agree upon in writing.

Payment for the Shares to be purchased on the Closing Date or an Additional Closing Date, as the case may be, shall be made by Federal Funds wire transfer against delivery through the facilities of The Depositary Trust Company to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company or the Selling Stockholder, as the case may be. Book entry transfers of the Shares shall be made to the Representative in such names and in such denominations as the Representative shall specify.

(d) Each of the Company and the Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby and, unless and to the extent otherwise expressly set forth herein, the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholder.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the most recent Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or to the Selling Stockholder furnished to the Company in writing by such Underwriter through the Representative or the Selling Stockholder as the case may be, expressly for use in the most recent Preliminary Prospectus.

(b) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Pricing Disclosure Package.

(c) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any “road show” that is a free writing prospectus pursuant to Rule 433 under the Securities Act), when considered together with the Pricing Disclosure Package at the Applicable Time, did not and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to each Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(d) Ineligible Issuer Status. The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, is not on the date hereof and will not be on the Closing Date or any Additional Closing Date an “ineligible issuer” (as defined in Rule 405 under the Securities Act) and the Company was or is, as the case may be, at each such time, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act).

(e) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of any Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(f) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case, in all material respects.

(h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except with respect to each of the foregoing clauses, as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Organization and Good Standing. The Company and each of its significant subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect, or a prospective material adverse effect, on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(j) Capitalization. All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for Liens (i) pursuant to or contemplated by that certain Credit Agreement dated as of April 15, 2005 among DealerTrack, Inc., the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and LC Issuing Bank (the “Credit Agreement”) or (ii) the foreclosure of which would not have a Material Adverse Effect.

(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(n) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares to be sold by the Company hereunder will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its significant subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its significant subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

(p) No Consents Required. No consent, approval, authorization, order, registration or qualification (collectively, “Consents”) of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares to be sold by the Company hereunder, except for (i) the registration of the Shares under the Securities Act, (ii) such Consents as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, and (iii) such Consents as would not, individually or in the aggregate, materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

(q) Legal Proceedings. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its significant subsidiaries is or may be a party or to which any property of the Company or any of its significant subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its significant subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

(s) Title to Real and Personal Property. The Company and its significant subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its significant subsidiaries, in each case free and clear of all liens (other than liens pursuant to or contemplated by the Credit Agreement), encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its significant subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t) Title to Intellectual Property. The Company and its significant subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as presently conducted; and the conduct of their respective businesses as presently conducted will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others except for such notices that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, in each case, except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and that is not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Public Utility Holding Company Act. Neither the Company nor any of its subsidiaries is a “holding company” or a “subsidiary company” of a holding company or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(x) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, in each case, except as would not have a Material Adverse Effect.

(y) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(z) No Labor Disputes. No material labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

(aa) Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except, in each case, as would not have a Material Adverse Effect.

(cc) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Insurance. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its significant subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its significant subsidiaries and their respective businesses; and neither the Company nor any of its significant subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, other than any prohibition pursuant to or contemplated by the Credit Agreement.

(gg) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(hh) No Registration Rights. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder or, to the best knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholder hereunder.

(ii) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares in violation of any state or federal laws.

(jj) Business With Cuba. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(kk) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ll) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with Section 402 of the Sarbanes-Oxley Act of 2002.

(qq) No NASD Affiliation. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no officer, director or nominee for director or has a direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc.

(rr) Exchange Listing. To the extent not previously approved for listing pursuant to the Company’s Nasdaq Stock Market listing application filed in connection with the Company’s initial public offering, the Company has filed a notice of listing of the Shares on the National Association of Securities Dealers Automated Quotations Global Market (the “Nasdaq Global Market”).

4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter and the Company that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained, except as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and except for any such consents, approvals, authorizations or orders the failure of which to obtain would not, individually or in the aggregate, materially and adversely affect the ability of the Selling Stockholder to perform its obligations under this Agreement; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(b) No Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement and the sale of the Shares to be sold by the Selling Stockholder will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the charter or by-laws of the Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency applicable to the Selling Stockholder, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, materially and adversely affect the ability of the Selling Stockholder to perform its obligations under this Agreement.

(c) Title to Shares. The Selling Stockholder has valid title to the Shares to be sold at the Closing Date, by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Selling Stockholder will have, immediately prior to the Closing Date, valid title to the Shares to be sold at the Closing Date, by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon the delivery of and payment for such Shares at the time of delivery hereunder, valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d) No Stabilization. The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares in violation of any state or federal laws.

(e) Registration Statement, Pricing Disclosure Package, Prospectus and Issuer Free Writing Prospectus. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the Applicable Time and as of the Closing Date, the Pricing Disclosure Package did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the applicable date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the Applicable Time, to the knowledge of the Selling Stockholder, each Issuer Free Writing Prospectus (including, without limitation, any “road show” that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 4(e) are limited to (i) statements made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus, each Issuer Free Writing Prospectus or any amendments or supplements thereto (it being understood and agreed that the only such information furnished by the Selling Stockholder to the Company consists of the information specifically relating to the Selling Stockholder set forth in the table and notes thereto under the caption “Selling Stockholder” in the most recent Preliminary Prospectus and the Prospectus) and (ii) omissions relating specifically to the Selling Stockholder.

(f) Material Information. As of the date hereof, as of the Closing Date, and as of any Additional Closing Date, as the case may be, the sale of the Shares by the Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge (i) upon request, to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter, upon request, (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) subject to Section 5(e) below, during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects promptly after receipt thereof. The Company shall not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing upon request, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use all commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use all commercially reasonable efforts to obtain as soon as practicable the withdrawal thereof.

(e) Ongoing Compliance. If (1) during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) if in the written advice of counsel to the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law, (2) at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) if in the written advice of counsel to the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Pricing Disclosure Package will comply with applicable law, or (3) at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to such Issuer Free Writing Prospectus that will correct such conflict; provided that the preparation, filing and furnishing of any such amendments or supplements on or prior to the date that is nine months after the first date of the public offering of the Shares shall be at the expense of the Company and shall thereafter be at the expense of the Underwriters.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earnings Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(h) Clear Market. For a period of 90 days after the date of this Agreement, without the prior written consent of the Representative, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of the Stock or any securities convertible into or exercisable or exchangeable for the Stock, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (iv) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of the Representative, other than (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued upon the exercise of options granted under existing employee stock option plans, (C) grants by the Company of employee stock options or restricted stock in accordance with the terms of a plan in effect on the date hereof, (D) the filing by the Company of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of a plan in effect on the date hereof and (E) shares of Common Stock (or options, warrants or convertible securities in respect thereof) issued in connection with a bona fide merger or acquisition transaction, provided that the transferee of such Common Stock (or options, warrants or convertible securities in respect thereof) so issued agrees in writing to be subject to the restrictions set forth in this Section 6(h) for the remainder of the 90-day restricted period. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Section 5(h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k) Reports. To the extent not available on the Commission’s EDGAR system, for a period of two years from the date hereof, the Company will furnish upon request to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

(l) Record Retention. The Company will retain in accordance with the Securities Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Securities Act.

6. Further Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter that:

(a) Clear Market. For a period of 90 days after the date of this Agreement, without the prior written consent of the Representative, the Selling Stockholder will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Representative in each case other than (A) Shares to be sold by the Selling Stockholder hereunder, (B) transactions relating to shares of Common Stock acquired in open market transactions after the Closing Date, (C) transfers of shares of Common Stock as a bona fide gift, provided that (x) the transferee of such Common Stock agrees in writing to be subject to the restrictions set forth in this Section 6(a) for the remainder of the 90-day restricted period and (y) no party, including the Selling Stockholder, shall be required to, nor shall it voluntarily, file a report under Section 16(a) of the Exchange Act in connection with such transfer (other than a filing on Form 5 made after the expiration of the 90-day restricted period referred to above), (D) dispositions to any trust for the direct or indirect benefit of the Selling Stockholder, provided that (x) the transferee of such Common Stock agrees in writing to be subject to the restrictions set forth in this Section 6(a) for the remainder of the 90-day restricted period and (y) no party, including the Selling Stockholder, shall be required to, nor shall it voluntarily, file a report under Section 16(a) of the Exchange Act in connection with such disposition (other than a filing on Form 5 made after the expiration of the 90-day restricted period referred to above), (E) pledges to any financial institution as collateral and foreclosures of such pledges, provided that the transferee of such Common Stock agrees in writing to be subject to the restrictions set forth in this Section 6(a) for the remainder of the 90-day restricted period or (F) transfers by the Selling Stockholder to its affiliates, provided that the transferee of such Common Stock agrees in writing to be subject to the restrictions set forth in this Section 6(a) for the remainder of the 90-day restricted period. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Section 6(a) shall continue to apply with respect to the Selling Stockholder until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The restrictions set forth in this Section 6(a) shall lapse and become null and void if (i) the registration statement filed with the Commission with respect to the offering of the Shares is withdrawn prior to the effectiveness of this Agreement, (ii) the Selling Stockholder notifies the Representative, prior to the effectiveness of this Agreement, that it does not intend to proceed with the offering of the Shares to be sold by it hereunder, or (iii) this Agreement (other than the provisions hereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold hereunder.

(b) Taxes. The Selling Stockholder will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated. The Selling Stockholder will pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares.

(c) Free Writing Prospectus. Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Shares, other than any Filed Issuer Free Writing Prospectus.

7. Certain Agreements of the Underwriters. Each Underwriter severally represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Filed Issuer Free Writing Prospectus or any Issuer Free Writing Prospectus prepared pursuant to Section 5(c) above, or (ii) any free writing prospectus prepared by such underwriter and consented to by the Company in advance, including any such free writing prospectus that is consented to by the Company in advance that contains “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the most Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus (each such free writing prospectus referred to in clause (ii), an “Underwriter Free Writing Prospectus,” and any such “issuer information” referred to in cause (ii) with respect to whose use the Company has given its consent, “Permitted Issuer Information”).

(b) It will retain copies of each free writing prospectus used or referred to by it to the extent required by Rule 433 under the Securities Act.

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on any Additional Closing Date, as the case may be, as provided herein is subject to the performance by, with respect to the Closing Date, the Company and, with respect to the Closing Date or any Additional Closing Date, as the case may be, the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, only to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Stockholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officer’s Certificate of the Company and the Selling Stockholder. The Representative shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate (i) of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (A) confirming that such officers have carefully reviewed each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best knowledge of such officers, the representations of the Company set forth in Section 3(b), 3(c) and 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Additional Closing Date, as the case may be, and (C) to the effect set forth in paragraphs (a) and (c) above and (ii) from the Selling Stockholder, in form and substance reasonably satisfactory to the Representative, (A) confirming that the representation of the Selling Stockholder set forth in Section 4(e) hereof is true and correct and (B) confirming that the other representations and warranties of the Selling Stockholder in this Agreement are true and correct and that the Selling Stockholder has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Additional Closing Date, as the case may be.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) containing other statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, most recent Preliminary Prospectus (with respect to the letters delivered on the date of this Agreement) and the Prospectus (with respect to the letters delivered on the Closing Date and any Additional Closing Date); provided that the letters delivered on the Closing Date or an Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be. With respect to the letter of PricewaterhouseCoopers LLP delivered to the Representative on the Closing Date or an Additional Closing Date, as the case may be, such letter shall confirm in all material respects the conclusions and findings of such firm with respect to the financial statements, financial information and other matters covered by the letter of such firm dated and delivered the date of this Agreement.

(f) Opinion of Goodwin Procter LLP. Goodwin Procter LLP, outside counsel for the Company, shall have furnished to the Representative, at the request of the Company, (i) its written opinion, dated the Closing Date or an Additional Closing Date, as the case may be, and addressed to the Underwriters, in the form attached as Annex A-I hereto, and (ii) its disclosure letter, dated the Closing Date or an Additional Closing Date, as the case may be, and addressed to the Underwriters, in the form attached as Annex A-II hereto.

(g) Opinion of Hudson Cook, LLP. Hudson Cook, LLP, outside counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date or an Additional Closing Date, as the case may be, and addressed to the Underwriters, in the form attached as Annex B hereto.

(h) Opinion of Eric Jacobs, Esq. Eric Jacobs, Esq., General Counsel of the Company, shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date or an Additional Closing Date, as the case may be, and addressed to the Underwriters, in the form attached as Annex C hereto.

(i) Opinion of Counsel for the Selling Stockholder. Reed Smith LLP, counsel for the Selling Stockholder, shall have furnished to the Representative, at the request of the Selling Stockholder, its written opinion, dated the Closing Date and addressed to the Underwriters, in the form attached as Annex E hereto.

(j) Opinion of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or an Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as it may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or an Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or an Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(l) Good Standing. The Representative shall have received on and as of the Closing Date or an Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its significant subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Lock-up Agreements. The “lock-up” agreements between you and certain officers and directors of the Company, each substantially in the form of Annex D hereto relating to sales and certain other dispositions of shares of the Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or an Additional Closing Date, as the case may be.

(n) Additional Documents. On or prior to the Closing Date or, with respect to the Company, an Additional Closing Date, as the case may be, the Company and the Selling Stockholder shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request and that are customarily delivered in connection with transactions of the type contemplated by this Agreement.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters in accordance with the terms of this Agreement.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) by any Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of the Underwriters by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of such Selling Stockholder or used or referred to by such Selling Stockholder in connection with the offering of the Shares in violation of Section 6(c) hereof (a “Selling Stockholder Free Writing Prospectus”), (ii) the omission or alleged omission to state in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Selling Stockholder Free Writing Prospectus any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the indemnity agreement of such Selling Stockholder set forth in this paragraph 9(b) shall be limited (other than in respect of any Selling Stockholder Free Writing Prospectus) to such statements or omissions that are made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto (it being understood and agreed that the only such information furnished by the Selling Stockholder to the Company consists of the information specifically relating to the Selling Stockholder set forth in the table and notes thereto under the caption “Selling Stockholder” in the most recent Preliminary Prospectus and the Prospectus). The aggregate liability of the Selling Stockholder under the indemnity agreement contained in this paragraph 9(b) and the contribution agreement contained in paragraph 9(e) shall be limited in an amount equal to the aggregate net proceeds of the Shares sold by the Selling Stockholder under this Agreement.

(c) Indemnification of the Company and the Selling Stockholder. The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder, its respective affiliates, directors and officers and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in the first paragraph of Section 9(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information: the concession figure appearing in the fourth paragraph under the caption “Underwriting” and the information contained in paragraphs 13, 14 and 16 under the caption “Underwriting” in each of the most recent Preliminary Prospectus and the Prospectus.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in each applicable jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company, any such separate firm for the Selling Stockholder shall be designated in writing by the Selling Stockholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested in writing that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholder, as the case may be, on the one hand and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company or the Selling Stockholder, as the case may be, on the one hand and the Underwriters, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholder, as the case may be, on the one hand and the Underwriters, on the other hand shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company or the Selling Stockholder, as the case may be, from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company or the Selling Stockholder, as the case may be, on the one hand and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The aggregate liability of each the Selling Stockholder under the contribution agreement contained in this paragraph 9(e) and the indemnity agreement contained in paragraph 9(b) shall be limited to an amount equal to the aggregate net proceeds of the Underwritten Shares sold by the Selling Stockholder under this Agreement.

(f) Limitation on Liability. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Selling Stockholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) the filing of the Registration Statement (or, if applicable, any post-effective amendment thereto).

11. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by written notice to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to an Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, including, without limitation, as a result of terrorist activities after the date hereof, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or an Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. Defaulting Underwriter. (a) If, on the Closing Date or an Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholder may postpone the Closing Date or an Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus or any such other document that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or an Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or an Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholder shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on an Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company and the Selling Stockholder, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholder or any non-defaulting Underwriter for damages caused by its default.

13. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company (and solely with respect to clause (ix) below, the Selling Stockholder) will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof (except that the Underwriters shall pay or cause to be paid one-half of the costs attributable to the distribution via courier or other shipping service of such documents); (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred, if any, in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of Canada and such other jurisdictions as the Representative may designate and the preparation, printing and distribution of a Canadian wrapper and Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc. (including the reasonable related fees and expenses of counsel for the Underwriters); (viii) all expenses and application fees related to the quotation of the Shares on the Nasdaq Global Market; and (ix) the fees and expenses of the Selling Stockholder’s counsel.

(b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or the Selling Stockholder for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than a termination of this Agreement pursuant to Section 12 hereof), the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Research Independence. Each of the Company and the Selling Stockholder acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Shares that differ from the views of its investment bankers. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholder may have against the Underwriters solely with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholder by the Underwriters’ investment banking divisions. The Company and the Selling Stockholder acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriters.

17. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

18. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019 (Fax: (646) 497-4815), Attention: Syndicate Registration, with a copy, in the case of any notice pursuant to Section 9(d) hereof, to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: (212) 520-0421). Notices to the Company shall be given to it at DealerTrack Holdings, Inc., 1111 Marcus Avenue, Suite M04, Lake Success, New York 11042 (Fax: (516) 734-3800), Attention: Eric D. Jacobs, Esq. Notices to the Selling Stockholder shall be given to Julie Waters, Vice President/General Counsel, First Advantage Corporation, 100 Carillon Parkway, St. Petersburg, Florida 33716 (Fax: (727) 214-3409).

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

DEALERTRACK HOLDINGS, INC.

By:	/s/ Mark O’Neil
Name:	Mark O’Neil
Title:	Chief Executive Officer

CREDIT MANAGEMENT SOLUTIONS, INC.

By:	/s/ John Lamson
Name:	John Lamson
Title:	Vice President

Accepted: October 18, 2007

LEHMAN BROTHERS INC.

For itself and on behalf of the several Underwriters listed in Schedule I hereto.

By:	/s/ Benjamin Marsh
Name:	Benjamin Marsh
Title:	Vice President

Schedule I

Underwriter	Number of Underwritten Shares
Lehman Brothers Inc.	1,575,000
William Blair & Company, L.L.C.	810,000
Deutsche Bank Securities Inc.	810,000
Cowen and Company, LLC	360,000
Wachovia Capital Markets, LLC	360,000
JMP Securities LLC.	225,000
Thomas Weisel Partners LLC	225,000
Barrington Research Associates, Inc.	135,000

Total	4,500,000

Annex A-I

FORM OF OPINION OF GOODWIN PROCTER LLP

We have acted as counsel for DealerTrack Holdings, Inc., a Delaware corporation (the “Company”), in connection with the sale to the Underwriters (as defined below) (i) by the Company of up to 2,300,000 shares (the “Primary Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), which includes 300,000 shares of Common Stock purchasable by the Underwriters upon their exercise of an over-allotment option granted to the Underwriters by the Company, and (ii) by the selling stockholder named in the Underwriting Agreement (the “Selling Stockholder”) of up to 2,875,000 shares of Common Stock, which includes 375,000 shares of Common Stock purchasable by the Underwriters upon their exercise of an over-allotment option granted to the Underwriters by the Selling Stockholder (the “Selling Stockholder Shares,” and collectively with the Primary Shares, the “Shares”). We are furnishing this opinion letter to you, pursuant to Section 8(f) of the Underwriting Agreement, dated as of October 18, 2007 (the “Underwriting Agreement”), among the Company, the Underwriters listed on Schedule I to the Underwriting Agreement, for whom you are acting as Representative (the “Underwriters”), and the Selling Stockholder.

The Company’s Registration Statement on Form S-3 (File No. 333-146729) filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 16, 2007, as amended, and declared effective upon the filing of the Registration Statement pursuant to Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”) (the “Effective Date”), including the information deemed to be included in it at the time of effectiveness pursuant to Rule 430B of the Securities Act, is referred to in this opinion letter as the “Registration Statement,” and the prospectus included in the Registration Statement, as filed pursuant to Rule 424(b)(5) of the Securities Act on October     , 2007, is referred to in this opinion letter as the “Prospectus.”

We have reviewed the agreements filed as an exhibit to the Registration Statement (the “Listed Agreements”) and made such investigation of law as we have deemed appropriate to give the opinions below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on representations made in the Underwriting Agreement, and certificates and other inquiries of officers of the Company.

Our opinion regarding good standing in numbered paragraph 1 is based solely on a certificate of good standing issued by the Secretary of the State of Delaware. We express no opinion as to the tax good standing of the Company in any jurisdiction.

The opinions set forth below are limited to Massachusetts law, the Delaware General Corporation Law and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws, or (ii) state or federal antifraud laws.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

A-I-1

1. The Company is validly existing as a corporation in good standing under Delaware law.

2. The Company has the corporate power to own its properties and conduct its business as described in the Prospectus and to execute and deliver, and to perform its obligations under, the Underwriting Agreement.

3. The Primary Shares have been duly authorized and, when issued delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable. The issuance and sale of the Primary Shares is not subject to any preemptive right under the Delaware General Corporation Law or the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or the Amended and Restated By-laws of the Company (the “By-laws”).

4. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6. The execution and delivery by the Company of the Underwriting Agreement and its issuance and sale of the Primary Shares do not and the performance by the Company of its obligations under the Underwriting Agreement will not: (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with, any Massachusetts or federal governmental authority, except such as have been made or obtained under the Securities Act; (b) violate the Certificate of Incorporation or the By-laws, the Delaware General Corporation Law or any Massachusetts or federal statute, rule or regulation; (c) violate any court order, judgment or decree, if any listed in Schedule I to this opinion letter; or (d) result in a breach of, or constitute a default under, any of the Listed Agreements.

7. The statements in the Prospectus incorporated by reference under the caption “Description of Capital Stock,” insofar as such statements contain descriptions of laws, rules or regulations, and insofar as they describe the terms of agreements or the Company’s Certificate of Incorporation or By-laws, are correct in all material respects.

8. The Company is not and, after giving effect to the issuance of the Primary Shares and the application of the proceeds as described in the Prospectus, will not be an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

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This opinion letter is being furnished by us solely for the benefit of the several Underwriters as underwriters in connection with the sale to the Underwriters of the Primary Shares, and neither it nor the opinions it contains may be relied on for any other purpose or by anyone else.

A-I-3

Annex A-II

FORM OF NEGATIVE ASSURANCE LETTER OF GOODWIN PROCTER LLP

Reference is made to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 5,175,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of DealerTrack Holdings, Inc. (the “Company”), which includes 675,000 shares of Common Stock purchasable by the Underwriters upon their exercise of an over-allotment option granted to the Underwriters by the Company and the Selling Stockholder (named in the Underwriting Agreement as defined below), pursuant to a Registration Statement on Form S-3 (File No. 333-146729), together with all amendments thereto (the “Registration Statement”), all as filed prior to the date hereof with the Securities and Exchange Commission (the “Commission”) and declared effective upon the filing of the Registration Statement pursuant to Rule 462(e) of the Securities Act. When the Registration Statement became effective, the form of prospectus included in it omitted certain information in reliance upon Rule 430B under the Securities Act. That information is contained in the prospectus as filed pursuant to Rule 424(b)(5) of the Securities Act on October     , 2007, which is deemed to be a part of the Registration Statement as of the time it was declared effective (the “Prospectus”). The Prospectus also updates or supplements certain information contained in the Registration Statement. Reference is also made to the preliminary prospectus included in the Registration Statement immediately prior to         p.m. (Eastern time) on October 18, 2007 (the “Applicable Time”), as supplemented by the documents (if any) listed on Appendix A hereto (collectively, the “Pricing Disclosure Package”).

As counsel to the Company, we reviewed the Registration Statement, the Prospectus and the Pricing Disclosure Package, and participated in discussions with your representatives, those of counsel for the several Underwriters (the “Underwriters”), and those of the Company and its independent public accountants, at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package were discussed. Between the Applicable Time and the time of the delivery of this letter, we participated in further discussions with your representatives, those of counsel for the Underwriters, and those of the Company and its accountants, and we reviewed certain certificates of officers of the Company and public officials and letters from the Company’s independent public accountants delivered to you today.

The purpose of our engagement was not to establish or to confirm factual matters set forth in the Registration Statement, the Prospectus and the Pricing Disclosure Package, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement and Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that: (i) on the basis of the information that we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (a) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, at the

A-II-1

Applicable Time, when considered together with the information permitted to be omitted therefrom pursuant to Rule 430B under the Securities Act and included in the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) nothing came to our attention in the course of the procedures described in the second sentence of the second paragraph of this letter that caused us to believe that the Prospectus, as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and we do not express any belief as to the financial statements and related notes, financial statement schedules or financial, statistical or accounting data contained in, or omitted from, the Registration Statement, the Pricing Disclosure Package and the Prospectus. In the first two sentences of this paragraph, “attention” refers to the conscious awareness of each of the lawyers of our firm who actively participated in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus; and “believe” refers to the actual, subjective, good faith belief of each of those lawyers after such inquiries as they deemed appropriate with other lawyers in our firm providing substantive attention to other legal matters on behalf of the Company. In addition, we express no opinion or belief as to the conveyance of the Pricing Disclosure Package or the information contained therein to investors.

We inform you that the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to the best of our knowledge, threatened by the Commission.

Further, we confirm to you that the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus, appeared to us on their face to respond in all material respects to the requirements of the form on which the Registration Statement was filed, as well as the applicable requirements of Regulation C under the Securities Act, except that the foregoing statement does not address any requirement relating to financial statements and related notes, financial statement schedules or financial or accounting data contained in the Registration Statement or the Prospectus.

A-II-2

This letter is being furnished by us solely for the benefit of the several Underwriters as underwriters in connection with the issuance and sale to you of the Common Stock, and it may not be relied on for any other purpose by you or anyone else.

A-II-3

Annex B

FORM OF OPINION OF HUDSON COOK, LLP

We have acted as special financial services counsel for DealerTrack Holdings, Inc., a Delaware corporation (the “Company”), in connection with the sale to the Underwriters (as defined below) (i) by the Company of up to 2,300,000 shares (the “Primary Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), which includes 300,000 shares of Common Stock purchasable by the Underwriters upon their exercise of an over-allotment option granted to the Underwriters by the Company, and (ii) by the selling stockholder named in the Underwriting Agreement (the “Selling Stockholder”) of up to 2,875,000 shares of Common Stock, which includes 375,000 shares of Common Stock purchasable by the Underwriters upon their exercise of an over-allotment option granted to the Underwriters by the Selling Stockholder (the “Selling Stockholder Shares,” and collectively with the Primary Shares, the “Shares”). We are furnishing this opinion letter to you, pursuant to Section 8(g) of the Underwriting Agreement, dated as of October 18, 2007 (the “Underwriting Agreement”), among the Company, the Underwriters listed on Schedule I to the Underwriting Agreement, for whom you are acting as Representative (the “Underwriters”), and the Selling Stockholder.

The Company’s Registration Statement on Form S-3 (File No. 333-146729) filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 16, 2007, as amended, and declared effective upon the filing of the Registration Statement pursuant to Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”) (the “Effective Date”), including the information deemed to be included in it at the time of effectiveness pursuant to Rule 430B of the Securities Act, and the Company’s Registration Statement on Form S-3 filed with the Commission on October 18, 2007 pursuant to Rule 462(b) under the Securities Act, are referred to collectively in this opinion letter as the “Registration Statement,” and the prospectus included in the Registration Statement, as filed pursuant to Rule 424(b)(5) of the Securities Act on October     , 2007, is referred to in this opinion letter as the “Prospectus.”

In connection with this opinion, we have reviewed the following: (a) the Underwriting Agreement; (b) the statements in (i) the Prospectus under the heading: “Risk Factors — We are subject, directly and indirectly, to extensive and complex federal and state regulation and new regulations and/or changes to existing regulations may adversely affect our business,” and (ii) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the under the heading, “Business — Government Regulation.” We also have reviewed certain published statutes, rules and regulations available to us that, in our judgment, comprise the relevant consumer financial services laws, rules and regulations of the United States and each of the states of the United States and of the District of Columbia (each a “State” and collectively, the “States”).

The purpose of our professional engagement as the Company’s special financial services counsel was not to establish or confirm factual matters or financial or quantitative information. Therefore, except as expressly stated herein, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the factual matters or financial or quantitative information contained in the Prospectus or the 10-K and have not made an independent check or

B-1

verification thereof.

Based on the foregoing, and our consideration of those aspects of consumer financial services law we have considered relevant in the context of issuing this opinion, and subject to the limitations, qualifications and assumptions herein, we are of the opinion that, as of the date of this letter:

The statements in the Prospectus under the heading “Risk Factors — We are subject, directly and indirectly, to extensive and complex federal and state regulation and new regulations and/or changes to existing regulations may adversely affect our business” and the statements incorporated by reference in the Prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the heading “Business — Government Regulation”, insofar as they purport to describe or summarize certain litigation or provisions of statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

The law covered by this letter is limited to the present federal laws of the United States of America and the present laws of the each of the States. The opinions expressed in this letter are based upon published statutes, cases, regulations, attorney general opinions and administrative decisions through September 28, 2007. We express no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Individual partners of this firm are licensed to practice in California, Connecticut, the District of Columbia, Hawaii, Illinois, Indiana, Maryland, New York, Ohio and Virginia. We maintain offices in California, Connecticut, the District of Columbia, Maryland, New York and Virginia. We have reviewed published statutes, cases, regulations, and attorney general opinions to a degree sufficient to permit us to make the statements contained herein. However, we express no opinion on matters of custom and usage, or on any unpublished law or regulatory material in any state where we do not maintain an office. We have relied exclusively on WestLaw®, an Internet based, computer-assisted legal research service of West Group (“WestLaw”), as our source of published state law in those states where our partners are not admitted. As a result, we may not be aware of and express no opinion concerning any state law that is not published by and available for view on WestLaw as of September 28, 2007.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

This letter is furnished by us to you as special financial services counsel to the Company in connection with the sale of the Shares. This letter may not be used or relied upon by you for any other purpose, or by any other person, nor may this letter be duplicated or reproduced in part without, in each instance, our express written permission.

B-2

Annex C

FORM OF OPINION OF ERIC JACOBS, ESQ.

I am the Senior Vice President, General Counsel and Secretary of DealerTrack Holdings, Inc., a Delaware corporation (the “Company”), and have acted as such counsel in connection with the sale to you and the other Underwriters for whom you are acting as representative (the “Underwriters”) on the date hereof by the Company, and the selling stockholder named in the Underwriting Agreement referred to below (the “Selling Stockholder”) of up to 5,175,000 shares (the “Shares”) of common stock of the Company, par value $0.01 per share, which includes 675,000 shares of Common Stock purchasable by the Underwriters upon their exercise of an over-allotment option granted to the Underwriters by the Company and the Selling Stockholder, pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2007 (File No. 333-146729) as amended (the “Registration Statement”), a Preliminary Prospectus dated October 16, 2007 (the “Preliminary Prospectus”), any “issuer free writing prospectus” that is identified on Exhibit A to the opinion of Goodwin Procter LLP, a special counsel to the Company, dated of even date herewith (the “Specified IFWP”), the Pricing Information Annex attached as Annex F to the Underwriting Agreement referred to below (the “Pricing Information Annex” and together with the Preliminary Prospectus and the Specified IFWP, the “Pricing Disclosure Package”), a Prospectus dated October 18, 2007 filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus”) and an underwriting agreement dated October 18, 2007 among you, as representative of the several Underwriters named in the underwriting agreement, the Selling Stockholder and the Company (the “Underwriting Agreement”). This letter is being delivered to you at the request of the Company pursuant to Section 8(h) of the Underwriting Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Underwriting Agreement.

As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case I have with your consent performed the stated procedure). I have examined, among other things, the following:

(a)	The Underwriting Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(b)	The indenture(s), note(s), loan agreement(s), mortgage(s), deed(s) of trust, security agreement(s) and other written agreement(s) and instrument(s) creating, evidencing or securing indebtedness of the Company or its domestic significant subsidiaries for borrowed money that are filed as exhibits to the Registration Statement (the “Material Agreements”); and

(c)	The certificate of incorporation and bylaws of the Company and its domestic significant subsidiaries (the “Governing Documents”) and certain resolutions of the Board of Directors of the Company.

As to facts material to the opinions, statements and assumptions expressed herein, I have, with your consent, relied upon oral or written statements and representations of other officers and other representatives of the Company and its subsidiaries, and others, including the representations and warranties of the Company and the Selling Stockholder in the Underwriting Agreement. I have not independently verified such factual matters.

I am opining herein as to the effect of the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and in numbered paragraphs 1, 2, 3, 4 and 8 of this letter, the Delaware General Corporation Law (the “DGCL”), and I express no opinion with respect to the applicability thereto, or the effect thereof, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. My opinions and confirmations herein are based upon our consideration of only those statutes, rules and regulations which, in my experience, are normally applicable to underwritten public offerings of common equity securities.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

(1) The Company and each of its domestic significant subsidiaries is a corporation organized under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. Based on certificates from public officials, I confirm that the Company and each of its domestic significant subsidiaries is validly existing and in good standing under the DGCL and is qualified to do business in and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(2) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and nonassessable; and all the outstanding shares of capital stock or other equity interests of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Prospectus).

(3) Neither the Company nor any of its domestic significant subsidiaries is (i) in violation of its Governing Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Material Agreement to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(4) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Underwriting Agreement and the issuance and sale of the Shares being delivered by the Company on the Closing Date, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(5) To the best of my knowledge, except as described in the Prospectus, there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings to which the Company or any of its subsidiaries is a party to or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best of my knowledge, no investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority, or threatened by others except as could not reasonably be expected to have a Material Adverse Effect.

(6) The statements in the Prospectus incorporated by reference under the captions “Legal Proceedings” insofar as they purport to describe or summarize certain litigation or provisions of statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

(7) To the best of my knowledge, each of the Company and its domestic significant subsidiaries owns, possesses or has the right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) employed by it in connection with the business conducted by it as of the date hereof.

(8) To the best of my knowledge, each of the Company and its domestic significant subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such domestic significant subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration statement and the Prospectus; and each of the Company and its domestic significant subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus, except where such failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(9) To the best of my knowledge, the Company and its domestic significant subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as described or referred to in the Prospectus or such as do not materially affect the value of such property by the Company and its domestic significant subsidiaries; and to the best of my knowledge, any real property and buildings held under lease by the Company and its domestic significant subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and to not interfere with the use made or proposed to be made of such property and buildings by the Company or its domestic significant subsidiaries.

(10) No facts have come to my attention that cause me to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make statements therein not misleading, that the Pricing Disclosure Package, as of         p.m. New York City time on October 18, 2007, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements herein, in the light of the circumstances under which they were made, not misleading; it being understood that I express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement, the Pricing Disclosure Package or the Prospectus.

In rendering this opinion insofar as it requires interpretation of the Material Agreements, with your consent, (i) I have assumed the courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with my review, I have applied the laws of the State of New York in resolving such questions, although certain of the Material Agreements may be governed by other laws which differ from New York law, and (iii) I express no opinion with respect to any matters which would require me to perform a mathematical calculation or make a financial or accounting determination. In rendering this opinion, I express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulations laws, insolvency or fraudulent transfer laws, antifraud laws, margin regulations, National Association of Securities Dealers’ rules, pension or employee benefit laws, compliance with fiduciary duty requirements, usury laws, environmental laws, or other laws excluded by customary practice.

This letter is being furnished only to you in your capacity as representative of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares from you or the other Underwriters) without my prior written consent, which may be granted or withheld in my sole discretion.

Annex D

FORM OF LOCK-UP AGREEMENT

                 , 2007

LEHMAN BROTHERS INC.

As Representative of

the several Underwriters listed in

Schedule I to the Underwriting

Agreement referred to below

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Re:	DealerTrack Holdings, Inc.—Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with DealerTrack Holdings, Inc., a Delaware corporation (the “Company”) and the selling shareholder named therein, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.01 per share, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering and that is first used to confirm sales of the Securities (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.01 per share par value, of the Company (the “Common

Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing sentences shall not apply to (i) transactions relating to shares of Common Stock acquired in open market transactions after the Closing Date, (ii) transfers of shares of Common Stock as a bona fide gift, provided that (A) the Common Stock so transferred is subject to the terms of a duplicate form of this lock-up agreement and (B) no party, including the undersigned, shall be required to, nor shall it voluntarily, file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with such transfer (other than a filing on Form 5 made after the expiration of the 90-day restricted period referred to above), (iii) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that (A) the Common Stock so disposed of is subject to the terms of a duplicate form of this lock-up agreement and (B) no party, including the undersigned, shall be required to, nor shall it voluntarily, file a report under Section 16(a) of the Exchange Act in connection with such disposition (other than a filing on Form 5 made after the expiration of the 90-day restricted period referred to above), (iv) pledges to any financial institution as collateral and foreclosures of such pledges, provided that the Common Stock so pledged is subject to the terms of a duplicate form of this lock-up agreement, (v) transfers by the undersigned to its affiliates, provided that the Common Stock so transferred is subject to the terms of a duplicate form of this lock-up agreement, (vi) dispositions or sales of shares of Common Stock under a written trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) adopted prior to October 1, 2007; (vii) the adoption of a 10b5-1 Plan, provided that (A) no dispositions or sales are made pursuant to such 10b5-1 Plan during the 90-day restricted period referred to above and (B) no party, including the undersigned, shall be required to, nor shall it voluntarily, file a report under Section 16(a) of the Exchange Act in connection with the adoption of such 10b5-1 Plan and (viii) the withholding of Common Stock by the Company in satisfaction of applicable withholding taxes upon the vesting of restricted Common Stock.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90 day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Any discretionary release, waiver or termination by Lehman Brothers Inc. of the provisions set forth in Section 6(a) of the Underwriting Agreement or in this lock-up agreement or in any other similar lock-up agreement relating to the Public Offering shall be applied to all persons subject to such provisions (including the undersigned) pro rata based on the number of shares of Common Stock held by such persons.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This lock-up agreement shall lapse and become null and void if (i) the Underwriting Agreement does not become effective within 90 days of the date of this lock-up agreement, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Public Offering is withdrawn prior to the effectiveness of the Underwriting Agreement, (iii) the Company notifies Lehman Brothers Inc., prior to the effectiveness of the Underwriting Agreement, that it does not intend to proceed with the Public Offering, or (iv) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this lock-up agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF OFFICER/DIRECTOR]

By:
Name:
Title:

Annex E

FORM OF OPINION OF REED SMITH LLP

We have acted as special counsel for Credit Management Solutions, Inc., a Delaware corporation (the “Selling Stockholder”), in connection with the sale to the Underwriters (as defined below) by the Selling Stockholder of 2,500,000 shares of common stock, $0.01 par value per share (the “Common Stock”) of DealerTrack Holdings, Inc., a Delaware corporation (the “Company”) (such shares of Common Stock, the “Shares”). We are furnishing this opinion letter to you pursuant to Section 8(i) of the Underwriting Agreement dated as of October 18, 2007 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholder and you as the Representative of the several underwriters listed on Schedule I thereto (the “Underwriters”). Capitalized terms used herein without definition have the meanings ascribed to them in the Underwriting Agreement.

The Company’s Registration Statement on Form S-3 (File No. 333-146729) filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 16, 2007, as amended, in the form in which it became effective on October 16, 2007 (the “Effective Date”), including the information deemed to be included in it at the time of effectiveness pursuant to Rule 430B of the Securities Act of 1933, as amended (the “Securities Act”), is referred to in this opinion letter as the “Registration Statement.”

In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies of such records of the Company and the Selling Stockholder and such agreements, certificates of public officials, certificates of officers and representatives of the Company and the Selling Stockholder, and such other documents and have made such other investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed (a) that the parties to the Underwriting Agreement (other than the Selling Stockholder) have the requisite power, corporate or other, to enter into and perform all of their obligations thereunder and have duly authorized, executed and delivered the Underwriting Agreement, (b) that each of such parties has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to the original documents of all documents submitted to us as copies and (e) the genuineness of all signatures on all documents submitted to us. We have relied, as to factual matters, on certificates of officers of the Selling Stockholder (including, without limitation, the certificate attached hereto as Annex A) and on the representations and warranties of the Selling Stockholder made in the Underwriting Agreement.

Based on the foregoing, we advise you that in our opinion:

1. The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

2. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of the Underwriting Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder thereunder, have been obtained, except as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and except for any such consents, approvals, authorizations or orders the failure of which to obtain would not, individually or in the aggregate, materially and adversely affect the ability of the Selling Stockholder to perform its obligations thereunder; and the Selling Stockholder has full right, power and authority to enter into the Underwriting

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Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder thereunder.

3. The execution, delivery and performance by the Selling Stockholder of the Underwriting Agreement and the sale of the Shares to be sold by the Selling Stockholder will not (i) to our knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the charter or by-laws of the Selling Stockholder or (iii) result in the violation of any law or statute, rule or regulation or, to our knowledge, any judgment or order of any court or arbitrator or governmental or regulatory agency applicable to the Selling Stockholder, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, materially and adversely affect the ability of the Selling Stockholder to perform its obligations under the Underwriting Agreement.

4. Upon payment for the Shares to be sold by the Selling Stockholder as provided in the Underwriting Agreement and delivery of such Shares, as directed by the Representative, Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters, (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”), (B) under section 8-501 of the UCC, the Underwriters will acquire security entitlements in respect of such Shares and (C) no action based solely on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement (having assumed for this purpose that when such payment, delivery and crediting occur, (u) the Underwriters and DTC are acquiring such Shares in good faith without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), (v) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (w) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (x) appropriate entries to the account(s) of the Underwriters on the records of DTC will have been made pursuant to the UCC; (y) such account(s) of the Underwriters are “securities accounts” within the meaning of Section 8-501 of the UCC and (z) the securities intermediary’s jurisdiction (as determined pursuant to Section 8-110(e) of the UCC) with respect to such accounts is the State of New York).

In rendering these opinions, we express no opinion as to the laws of any jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America. The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered as of the date hereof, are being furnished solely for your use in connection with this transaction and, without our express prior written consent, shall not be otherwise relied upon, circulated or quoted in whole or in part or otherwise referred to in any report or document or furnished to any person or entity.

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Annex F

Pricing Information Provided Orally by the Underwriters

1. Price to public: $46.40 per share

2. Size of the offering:	2,000,000 Shares by the Company
2,500,000 Shares by the Selling Stockholder
up to 300,000 Option Shares by the Company
up to 375,000 Option Shares by the Selling Stockholder

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Annex G

Filed Issuer Free Writing Prospectus

1. None